EXHIBIT 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of China Du Kang Co. Ltd. (the “Company”) on Form 10-Q for the quarter ending September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Liu Su Ying, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Liu Su Ying
Liu Su Ying
Chief Financial Officer
(Principal Financial and Accounting Officer)
November 19, 2013

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not filed with the Securities and Exchange Commission as part of the Form 10-Q or as a separate disclosure document and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in such filing.